UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported):      October 16, 2009

AVANTAIR, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51115	20-1635240
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4311 General Howard Drive, Clearwater, Florida 33762

(Address of Principal Executive Offices)

Registrant's telephone number, including area code                     (727) 539-0071

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement.

On October 16, 2009, Avantair, Inc. (the “Company” or “Avantair”) entered into a Securities Purchase and Exchange Agreement (the “Purchase Agreement”) with the investors party thereto (the “Investors”) in connection with a PIPE (Private Investment in a Public Entity) financing.  Pursuant to the Purchase Agreement, certain new investors purchased shares of common stock in a private placement for gross proceeds of approximately $8.4 million, or $10.4 million when combined with the proceeds of two prior placements consummated in June and September 2009.  The Company intends to use the net proceeds from this financing transaction to retire approximately $6.0 million of debt, for working capital and general corporate purposes.

Under the terms of the Purchase Agreement, Avantair sold approximately 8.8 million shares of common stock to the new investors at a price per share of $0.95.  In addition, pursuant to the Purchase Agreement, the Company exchanged the 817,000 outstanding warrants that had been issued to existing investors in the two prior private placements.  The existing investors received 0.63158 shares of common stock for each warrant exchanged.  The Purchase Agreement terminated the purchase agreement and registration rights agreement entered into in connection with the June and September 2009 private placements.

In connection with the sale of the shares of common stock under the Purchase Agreement, Avantair has entered into a Registration Rights Agreement with the Investors. The Registration Rights Agreement requires the Company promptly, but not later than 30 days after the closing, to file a registration statement registering for resale the shares issued to the Investors and to cause the registration statement to be declared effective on or prior to the 90th day after the closing (or the 150th day, if the registration statement is reviewed by the SEC). Under the terms of the Registration Rights Agreement, the Company is obligated to maintain the effectiveness of the resale registration statement until all securities registered thereunder are sold or otherwise can be sold pursuant to Rule 144, without restriction. The Company is required to pay to each investor an amount in cash each month, as partial liquidated damages, equal to 1.5% of the aggregate purchase price paid by such Investor in the event of failure (i) to file the registration statement or (ii) to cause the registration statement to be declared effective, in each case by the date described in the Registration Rights Agreement, for so long as such failure continues.

THE INFORMATION CONTAINED IN THIS REPORT IS NEITHER AN OFFER TO PURCHASE, NOR A SOLICITATION OF AN OFFER TO SELL, SECURITIES. THE SECURITIES OFFERED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS.

The foregoing descriptions are qualified by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.

On October 20, 2009, the Company issued a press release regarding the closing of the financing under the Purchase Agreement.  A copy of the press release is attached hereto as Exhibit 99.1.  The copy of the press release attached hereto corrects a typographical error in the original press release regarding the exchange ratio for the existing investors’ warrants.

Item 3.02.  Unregistered Sales of Equity Securities.

As noted in Item 1.01, on October 16, 2009, the Company sold approximately 8.8 million shares of Common Stock to new investors at a price per share of $0.95, generating gross proceeds of approximately $8.4 million or $10.4 million when combined with the proceeds of the two prior placements consummated in June and September 2009.  The description thereof contained in Item 1.01 is incorporated herein by reference.  The Company intends to use the proceeds of the offering to retire approximately $6.0 million of debt, for working capital and general corporate purposes.

The Company is relying on an exemption from registration provided under Section 4(2) of the Securities Act for the issuance of the shares of its Common Stock, which exemption the Company believes is available because the securities were not offered pursuant to a general solicitation and the status of the Investors of the shares as “accredited investors” as defined in Regulation D under the Securities Act.

This report is neither an offer to purchase, nor a solicitation of an offer to sell, securities. The securities offered have not been registered under the Securities Act and may not be offered in the United States absent registration or an applicable exemption from registration requirements.

ITEM 5.03.  Amendments to Articles of Incorporation or Bylaws.

On October 16, 2009, the Company’s Board of Directors amended Section 5.1 of its Amended and Restated By-Laws to provide that the Company’s stock certificates may be signed by the Chairman of the Board of Directors, in addition to the Chief Executive Officer and any Vice President.  The identity of the second required signatory, the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company, was not modified.  The Company’s Board of Directors further ratified and confirmed the issuance of any and all certificates issued prior to the effective date of this amendment in accordance with Section 5.1, as amended.

ITEM 8.01.  Other Events.

On October 19, 2009, the Company issued to Lorne Weil (“LW”) 2,373,620 warrants, each to purchase one share of the Company’s common stock for $1.25 per share.  The warrants expire on October 16, 2012, and any underlying shares purchased upon exercise of each warrant may not be sold, transferred, assigned or hypothecated, in whole or in part, at any time on or prior to October 16, 2011, other than to an affiliate of LW.  The Company may redeem the Warrants held by LW at any time on and after October 16, 2011 at the price of $0.01 per Warrant, provided that the volume weighted average price of the Company’s common stock has been at least 300% of the Exercise Price of a Warrant for any twenty (20) trading days during any consecutive thirty (30) trading day period ending on the third trading day preceding the date of the notice of redemption.  One quarter of the warrants are not currently exercisable, and are subject to forfeiture, in the event that certain conditions are not satisfied prior to December 31, 2009.

On October 19, 2009, the Company sold its rights to purchase four Piaggio Avanti II aircraft to LW Air LLC for the $2.6 million cost of the deposits paid on the aircraft by the Company.  Simultaneous with this transaction, the Company entered into an eight-year management agreement with LW Air, which purchased three of the aircraft from the manufacturer pursuant to the existing aircraft purchase agreement between the Company and Piaggio America, Inc.  Pursuant to the agreement between the parties, the Company will manage the aircraft for a monthly fee; the agreement also allows the Company to enter into short-term leases for the use of the aircraft at a specified dry lease rate per flight hour.  LW Air has also agreed to purchase one additional aircraft, for a total of four, under the same terms.

Item 9.01.  Financial Statements And Exhibits.

(d)           EXHIBITS.

10.1.        Securities Purchase and Exchange Agreement, dated October 16, 2009, by and among Avantair, Inc. and the investors referred therein.

10.2.        Registration Rights Agreement, dated October 16, 2009, by and among Avantair, Inc. and the investors referred therein.

99.1         Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AVANTAIR, INC.
Date: October 22, 2009	By:	/s/ Steven Santo
Steven Santo
Chief Executive Officer (Authorized Officer and Principal Executive Officer)